Exhibit 21
THE TORO COMPANY
Subsidiaries of Registrant

The following are significant subsidiaries of The Toro Company as of October 31, 2020:

Name	State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned
Anvil Land and Properties, Inc.	Oklahoma	100%
Bureau Commercial Marketing SAS	France	90%
DW/TXS Construction Equipment (Beijing) Co., Ltd.	China	60%
Exmark Manufacturing Company Incorporated	Nebraska	100%
Georgia Equipment Specialists, LLC	Georgia	100%
Hahn Equipment Co.	Minnesota	100%
Hayter Holdings Limited	United Kingdom	100%
Hayter Limited	United Kingdom	100%
International Underground Systems, SL	Spain	100%
Irritrol Systems Europe Productions S.r.l.	Italy	100%
Irritrol Systems Europe S.r.l.	Italy	100%
Lawn-Boy, Inc.	Delaware	100%
Michigan Underground Specialists, LLC	Michigan	100%
MTI Distributing, Inc.	Minnesota	100%
Perrot-Polska s.p. zoo	Poland	100%
Radius HDD Direct LLC	Oklahoma	100%
Rain Master Irrigation Systems, Inc.	California	100%
Red Iron Acceptance, LLC	Delaware	45%
Red Iron Holding Corporation	Delaware	100%
Regnerbau Calw GmbH	Germany	100%
Storr Tractor Company	Delaware	100%
Texas Underground Xperts, Inc.	Texas	100%
The Charles Machine Works, Inc.	Oklahoma	100%
The Holiman Co. Inc.	Pennsylvania	100%
The ShopToro Company	Minnesota	100%
The Toro Company (Asia) Pte. Limited	Singapore	100%
The Toro Company (Canada), Inc.	New Brunswick, Canada	100%
Toro (China) Irrigation Equipment Co., Ltd.	People’s Republic of China	100%
Toro Australia Group Sales Pty. Ltd.	Australia	100%
Toro Australia Pty. Limited	Australia	100%
Toro Company de Mexico, S. de R.L. de C.V.	Mexico	100%
Toro Credit Company	Minnesota	100%
Toro Europe N.V.	Belgium	100%
Toro Finance Company	California	100%
Toro Finance Ltd.	Cayman Islands	100%
Toro Germany I GmbH	Germany	100%
Toro Global Services Company	Minnesota	100%
Toro International Company	Minnesota	100%
Toro LLC	Delaware	100%
Toro Luxembourg S.à.r.l.	Luxembourg	100%
Toro Manufacturing and Sales, S.R.L.	Romania	100%
Toro Manufacturing LLC	Delaware	100%
Toro Mexico Holdings LLC	Minnesota	100%
Toro Principal Manufacturing Limited	England	100%
Toro Principal Manufacturing (Singapore) Pte. Limited	Singapore	100%
Toro Purchasing Company	Minnesota	100%
Toro R&D Company	Minnesota	100%
Toro Receivables Company	Delaware	100%
Toro Sales Company	Minnesota	100%

Name	State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned
Toro Technology Center India LLP	India	100%
Toro Warranty Company	Minnesota	100%
Tover Overseas B.V.	Netherlands	100%
Tover Overseas I C.V.	Netherlands	100%
Venture Products, Inc.	Ohio	100%